UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2013 (January 29, 2013)

AFH ACQUISITION VII, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53076	32-0217153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9595 Wilshire Blvd., Suite 700, Beverly Hills, CA 90212

 (Address of Principal Executive Offices)

(310) 492-9898

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2013, AFH Acquisition VII, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Alfred E Osborne Jr. pursuant to which Dr. Osborne will serve as a member of the Company’s board of directors (the “Board”). Dr. Osborne’s compensation for his services to the Company shall be determined by the Board with the assistance of a compensation expert. The Company will reimburse Dr. Osborne for all reasonable expenses incurred in connection with his service to the Company. The Agreement contains customary non-competition and non-solicitation provisions that extend to two years after termination of Dr. Osborne’s employment with the Company Dr. Osborne also agreed to customary terms regarding confidentiality and ownership of product ideas.

Dr. Osborne has served as Senior Dean of UCLA Anderson School of Management since July 2003. He has served as director of the UCLA Head Start – Johnson and Johnson Management Fellows Program since 1991. Since July 2003, he served as the Faculty Director of the Harold and Pauline Price Center for Entrepreneurial Studies and Professor of Global Economics and Management since July 2008. The Price Center serves to organize all faculty research and student activities and curricula related to the study of entrepreneurship and new business development at UCLA Anderson. Dr. Osborne has served as a member of the board of directors of the Heckman Corporation since November 2007; Kaiser Aluminum, Inc. since July 2006; Wedbush, Inc. since January 1998; FPA New Income Fund, Inc., FPA Capital Fund, Inc. and FPA Crescent Fund, Inc. since December 1999; LA Police Memorial Foundation since March 1999; Harvard-Westlake School since August 2002; Stanford Athletic Board since July 2007; and Fidelity Charitable Gift Fund since November 2007. He has served as an economic fellow at the Brookings Institution and directed studies at the SEC that contributed to changes in Rule 144, Regulation D, and other exemptive requirements to the securities laws designed to lower costs and improve liquidity and capital market access to venture capitalists and emerging growth firms alike. Dr. Osborne completed a Bachelor of Science in Electrical Engineering in 1968, Master of Arts in Economics in 1971, Master of Business Administration in 1971 and Doctorate in Business Economics in 1974, all at Stanford University.

There are no family relationships between Dr. Osborne and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Dr. Osborne that are reportable pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 7.01. Regulation FD Disclosure

On February 5, 2013, the Company reported in a press release, as attached hereto in Exhibit 99.1, the appointment of Dr. Osborne as a Director of the Company

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1   Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2013

AFH ACQUISITION VII, INC.

By:	/s/ Amir F. Heshmatpour
Name:	Amir F. Heshmatpour
Title:	President, Secretary, Chief Financial Officer and Director